SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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DIGITAL BLUE DOG, INC.

(Exact name of Registrant as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation or organization)

7310

(Primary Standard Industrial Classification Code Number)

45-4774253

(I.R.S. Employer Identification No.)

2147 PORTER LAKE DRIVE

SUITE G

SARASOTA, FLORIDA 34240

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

JOHN R. BOYLE

CEO

2147 PORTER LAKE DRIVE

SUITE G

SARASOTA, FL 34240

(941) 755-5686

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

PARSONS/BURNETT/BJORDAHL, LLP

1850 SKYLINE TOWNER – 10900 NE 4TH STBELLEVUE, WA 98004

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APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock(3)	$8,401,149	$0.25	$2,100,287.25	$240.69

(1)

Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the recent prices of private transactions.

(2)

Calculated under Section 6(b) of the Securities Act of 1933 .0001146 of the aggregate offering price.

(3)

Represents shares of the Registrant’s common stock being registered for resale that have been issued to the Selling Shareholders named in this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to such section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED

DIGITAL BLUE DOG, INC.

SELLING SHAREHOLDERS PROSPECTUS

Selling Shareholders are offering up to 8,401,149shares of common stock.  The Selling Shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  As of the date of this Prospectus, no market exists for our securities.  We will not receive proceeds from the sale of shares from the Selling Shareholders.

There are no underwriting commissions involved in this Offering.  We have agreed to pay all the costs of this Offering.  Selling Shareholders will pay no offering expenses.

THIS OFFERING IS HIGHLY SPECULITVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOUL BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

TABLE OF CONTENTS

PROSPECTUS SUMMARY

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THE COMPANY

3

THE OFFERING

3

SUMMARY HISTORICAL FINANCIAL INFORMATION

3

RISK FACTORS

4

USE OF PROCEEDS

8

DETERMINATION OF OFFERING PRICE

8

DILUTION

8

SELLING SECURITY HOLDERS

8

PLAN OF DISTRIBUTION

11

DESCRIPTION OF SECURITIES TO BE REGISTERED

13

INTERESTS OF NAME EXPERTS AND COUNSEL

14

INFORMATION WITH RESPECT TO THE REGISTRANT

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DESCRIPTION OF BUSINESS

14

DESCRIPTION OF PROPERTY

16

LEGAL PROCEEDINGS

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

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SUMMARY FINANCIAL INFORMATION

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  19

DIRECTORS AND EXECUTIVE OFFICERS

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DIRECTOR COMPENSATION

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EXECUTIVE COMPENSATION

20

PRINCIPAL STOCKHOLDERS

20

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

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FINANCIAL STATEMENTS

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DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus.  Unless the context otherwise indicates, all references herein to the Company refer to Digital Blue Dog, Inc.  This Prospectus contains forward-looking statements which involve risks and uncertainties.  The Company's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors."

THE COMPANY

Digital Blue Dog, Inc. (the “Company” or “DBD”), was incorporated in the state of Florida on April 13, 2011, as Digital Blue Dog, LLC.  On September 4, 2012, the Company merged with the LLC, leaving the Digital Blue Dog, Inc. as the surviving company.  On January 1, 2011, Digital Blue Dog, LLC, acquired all of the assets of BBHW media Group, LLC, and became the successor company.

Our principal executive offices are located at 2147 Porter Lake Drive, Suite G, Sarasota, Florida, 34240, telephone number (941) 755-5686.

Business

DBD is a full service digital signage and a Digital Out Of Home (DOOH) advertising company.  We specialize in LCD Screens, LED, Plasma Displays and Project Images in public and private places.  We design and display messages and animated content to build brand awareness, promote products, entertain customers or educate employees.  Our team can deliver a message in targeted locations at specific times and make publicity campaigns interactive with a target audience.

THE OFFERING

Stock Offered	8,401,149 shares of common stock.
Stock Issued and Outstanding Prior to the Offering	26,184,483
Stock Issued and Outstanding After the Offering	26,184,483
Proceeds to the Company	None

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table presents summary historical financial information for the Company.  The historical results for period ended June 30, 2012, are not indicative of actual results of the year.  The summary historical financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements, including notes thereto, included elsewhere in this Prospectus.

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Statement of Operations

	Six Months Ended		Years Ended
	June 30, 2012	June 30, 2011	Dec 31, 2011	Dec 31, 2010
Net Sales	$338,471	$61,556	$392,345	$255,218
Total Expenses	216,716	218,780	547,183	327,367
Operating Loss	(37,991)	(217,003)	(357,386)	(173,879)

Balance Sheet

	June 30, 2012	December 31, 2011	December 31, 2010
Total Assets	$179,109	$152,005	$99,316
Total Liabilities	1,332,632	1,354,549	860,525
Total Stockholders’ Deficit	(1,153,523)	(1,202,544)	(761,209)
Total Liabilities and Stockholders’ Deficit	179,109	152,005	99,316

RISK FACTORS

In evaluating the Company's business, prospective investors should carefully consider the following factors in addition to the other information contained in this Prospectus.  The Prospectus contains forward-looking statements which involve risks and uncertainties.  The Company's actual results may differ significantly from the results discussed in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those discussed below.

LIMITED OPERATING HISTORY; RISKS OF OPERATIONS

The Company has no operating history upon which investors may evaluate the Company's performance.  Given the substantial development and financing expenses relating to the Company's expansion, it expects to have net losses for the foreseeable future.  Companies providing advertising services are subject to numerous risks including competition for advertising business and meeting expected revenue results for clients.  If the Company is unable to efficiently and effectively build a steady clientele, the Company's business and results of operations would be materially and adversely affected.

DEPENDENCE ON KEY PERSONNEL

The Company's success depends to a significant extent upon the efforts and abilities of its officers and directors. The loss of key personnel could have a material adverse effect upon the Company's business and results of operations.  The Company has not entered into any other employment agreements as of the date of this Prospectus.

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COMPETITION

The following companies provide services similar to what the Company provides, but no other company, to the knowledge of management provides services to oncology clinics:

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Parabit

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Blackbox

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AdFlow

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Onelan

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Scala

WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

We will need to raise additional capital to fund our anticipated operating expenses and future development, design and launching of our signs.  We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms.  The sale of our common stock to raise capital may cause dilution to our existing stockholders.  Our inability to obtain adequate financing will result in the need to curtail business operations.  Any of these events would be materially harmful to our business and may result in a lower stock price.

OUR COMMON STOCK IS NOT TRADED WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES

Our common stock is currently not traded and there is no assurance that any investor will be able to resell their shares.

WE COULD FAIL TO RETAIN OR ATTRACT KEY PERSONNEL

Our future success depends, in significant part, on the continued services of our Chairman, CEO and Secretary/Treasurer.  We cannot assure you that we would be able to find an appropriate replacement for him or any other key personnel.  Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan.  We do not have an employment agreement with any officer nor do we presently maintain a key-man life insurance policy on him.

FLORIDA LAW AND OUR CHARTER MAY INHIBIT A TAKEOVER OF OUR COMPANY THAT STOCKHOLDERS MAY CONSIDER FAVORABLE

Provisions of Florida law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our Company.  As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

OUR OFFICERS AND DIRECTORS HAVE THE ABILITY TO EXERCISE SIGNIFICANT INFLUENCE OVER MATTERS SUBMITTED FOR STOCKHOLDER APPROVAL AND THEIR INTERESTS MAY DIFFER FROM OTHER STOCKHOLDERS

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Our directors and executive officers, whether acting alone or together, may have significant influence in determining the outcome of any corporate transaction or other matter submitted to our Board for approval, including issuing common and preferred stock, and appointing officers, which could have a material impact on mergers, acquisitions, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of these board members may differ from the interests of the other stockholders.

ADDITIONAL BUSINESS RISKS

The occurrence of any of the foregoing, alone or in combination, may cause our business to fail and result in the loss of your entire investment.  Even if the business avoids the foregoing, our success may still be impeded by the following:

The Company may be accused of infringing the property rights of third parties;

The Company may enter into strategic relationships that fail to provide anticipated benefits.

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON STOCK

Prior to the Offering, there has been no public market for shares of the Company's Common Stock, and there can be no assurance that an active trading market will develop or, if developed, will be sustained.  The initial public offering price of the Common Stock offered hereby has been determined by the Board of Directors and there can be no assurance that the Common Stock will not trade at or below the initial public offering price.  The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results and other factors.  In addition, the securities markets have experienced significant price and volume fluctuations from time to time in recent years that often have been unrelated or disproportionate to the operating performance of particular companies.  These broad fluctuations may adversely affect the market price of the Common Stock.

ABSENCE OF DIVIDENDS

The Company does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Board of Directors will control the declaration and determination of the size of dividends, if any.

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK." THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-

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dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

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Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

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Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

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Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

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The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this Prospectus, including without limitation statements containing the words "believes," "anticipates," "expects," and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: adverse changes in national or local economic conditions, competition from other lodging properties, changes in real property tax rates and in the availability, cost and terms of financing, the impact of present or future environmental legislation, and compliance with environmental laws, the ongoing need for capital improvements, changes in operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors referenced in this Prospectus.  Certain of these factors are discussed in more detail elsewhere in

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this Prospectus, including without limitation under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business."  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

USE OF PROCEEDS

Proceeds from the sale of shares of Common Stock being registered hereby will be received directly by the Selling Stockholders. Accordingly, we will not receive proceeds from the resale of the Common Stock described in this Prospectus.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the Selling Shareholders shares.  The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement.  We have no agreement, written or oral, without Selling Shareholders about this price.  Based upon oral conversations with our Selling Shareholders, we believe that none of our Selling Shareholders disagree with this price.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  The factors considered were:

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Our lack of significant revenues;

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Our growth potential;

•

The price we believe a purchaser is willing to pay for our stock.

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation.  Prior to this Offering, there has been no market for our securities.

DILUTION

Since no new shares are being issued as a result of this Offering, there is no dilution to the current shareholders.

SELLING SECURITY HOLDERS

The following table sets forth the names of the Selling Shareholders, the number of shares of Common Stock owned beneficially by each of the Selling Shareholders as of September 4, 2012, the number of shares which may be offered for resale pursuant to this Prospectus and the number of shares of Common Stock owned beneficially by each of the Selling Shareholder after the Offering.  No selling stockholder has any affiliation with DBD, or our officers, directors, promoters or principal shareholders except as noted.

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The Selling Shareholders are offering hereby a total of up to 8,401,149 shares of our Common Stock. The following table sets forth certain information with respect to the Selling Shareholders as of September 4, 2012.

The following table has been prepared on the assumption that all the shares of Common Stock offered under this Prospectus will be sold.

Name and Address of Beneficial Owner of Common Shares Offered for Sale in this Offering	Number of Shares Held Prior to Offering	Maximum Number of Common Shares Offered for Sale in this Offering	Number of Shares at Close of Offering Assuming All Shares Are Sold	Percent of Class owned after Offering, Assuming All Shares Are Sold
Thomas Guarino	1,000	1,000	0	0%
Kathleen Guarino	1000	1,000	0	0%
Alexzandra Guarino	1,000	1,000	0	0%
Donna Simmons	8,000	8,000	0	0%
Danelle Marie Boyce	1,000	1,000	0	0%
Paul Branch	1,000	1,000	0	0%
Daniele Delisle	12,000	12,000	0	0%
Mary Branch	1,000	1,000	0	0%
Stephen Guarino	1,724,150	1,724,150	0	0%
Mat Hilyer	1,000	1,000	0	0%
Jeffrey King	1,000	1,000	0	0%
Pamela King	1,000	1,000	0	0%
Coletta Boyle	4,000	4,000	0	0%
Melissa Halton	1,000	1,000	0	0%
Stephen Gaurino, Jr.	1,000	1,000	0	0%
Charles Archibald	200,000	200,000	0	0%

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Scott Norman	1,000	1,000	0	0%
Martha Hostetler	1,000	1,000	0	0%
Patrick Foster	1,000	1,000	0	0%
Kathleen Rosenberg	1,000	1,000	0	0%
David Colley	4,000	4,000	0	0%
Timothy Mihm	1,000	1,000	0	0%
Alexandria Whisner	1,000	1,000	0	0%
Lynda Sylvain	1,000	1,000	0	0%
Barbara Sylvain	1,000	1,000	0	0%
William Flynn	1,000	1,000	0	0%
Nicole Binkley	1,000	1,000	0	0%
Steve Denstman	100,000	100,000	0	0%
Gregory Ferreira	2,000	2,000	0	0%
Kelly Guarino	1,000	1,000	0	0%
Carl S. Cannova	20,000	20,000	0	0%
Paul Delisle	1,000	1,000	0	0%
Pamela Delisle	1,000	1,000	0	0%
Pete Genersich	1,000	1,000	0	0%
Jeffrey Hernandez	1,000	1,000	0	0%
Cindy Rosenburg	2,500,000	2,500,000	0	0%
Warren T. Renick	651,000	651,000	0	0%
Tim Boozan	2,600,000	2,600,000	0	0%
Burt Romenoff	183,333	183,333	0	0%
Brent Myers	183,333	183,333	0	0%

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John Compton	183,333	183,333	0	0%

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling Shareholders are offering up to 8,401,149 shares of common stock.  The Selling Shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the Selling Shareholders.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

The securities offered by this Prospectus will be sold by the Selling Shareholders.  Selling Shareholders in this Offering may be considered underwriters.  We are not aware of any underwriting arrangements that have been entered into by the Selling Shareholders.  The distribution of the securities by the Selling Shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions.

The Selling Shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions.  Upon default by such Selling Shareholders, the pledge in such loan transaction would have the same rights of sale as the Selling Shareholders under this Prospectus.  The Selling Shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this Prospectus.  After our securities are qualified for quotation on the over-the-counter bulletin board (“OTC Bulletin Board”), the Selling Shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Shareholders under this prospectus.

In addition to the above, each of the Selling Shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders or any such other person.  WE have instructed our Selling Shareholders that they may not purchase any of ours securities while they are selling shares under this Prospectus.

Upon this registration statement, of which this Prospectus forms a part, being declared effective, the Selling Shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this Offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the Selling Shareholders will sell any or all of the securities registered herein.  In various states, the securities may not be sold unless these securities have been registered or

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qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities.  Pursuant to oral promises made to the Selling Shareholders, we will pay all fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the Selling Shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  We anticipate that after this registration statement is declared effective, we will seek out a market maker and request that an application be filed.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market.  NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board.  The SEC’s order handling rules, which apply to NASDA-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards.  Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.  FINRA cannot deny any application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin Board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ.  Investors’ orders may be filled at a price much different than expected when an order is placed.  Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders – an order to buy or sell a specific number of shares at the current market price – it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

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Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our tock will ever be quoted on the OTC Bulletin Board.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Florida law and to the provisions of the Company's Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

Authorized and Outstanding Capital Stock

The Company has authorized 100,000,000 shares of Common Stock of which 26,184,483 shares are issued and outstanding as of September 4, 2012.  The Company has authorized no shares of Preferred Stock authorized to be issued.

As of September 4, 2012, there were fifty (50) shareholders of Common Stock.  The Company’s stock does not currently publicly traded.

The following summary of certain provisions of the Common Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be provided to qualified prospective investors upon request, where such rights are set forth in full, and by the provisions of applicable law.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders.  The holders of common stock do not have cumulative voting rights in the election of directors.  Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  The holders of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors from funds legally available for the payment of dividends.  In the event of a dissolution or liquidation of the Company, the holders of Common Stock are entitled to receive all assets of the Company available for distribution to the Company's stockholders, after payments to creditors and any preference for distribution that have been provided owners of preferred stock.  Holders of Common Stock have no conversion or redemption rights.

STOCK TRANSFER AGENT AND REGISTRAR

As of the date of this Prospectus, the Company has not retained a stock transfer agent.

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DIVIDEND POLICY

The Company has not paid dividends on its Common Stock.  The Company currently intends to retain any future earnings for reinvestment in the development and expansion of its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.  The payment of dividends in the future will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors.

INTERESTS OF NAME EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock, was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant. Nor was any such person connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl/Hume, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Digital Blue Dog, Inc. common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl, LLP

10900 N.E. 4th Street

Suite 1850

Bellevue, WA 98004

425-451-8036 (office)

425-451-8568 (fax)

Our financial statements for the years ended December 31, 2011 and 2010, included in this Prospectus, have been audited by Bobbitt, Pettenger & Company, PA of Sarasota, Florida.  Our balance sheet as of June 30, 2012, and the related statements of operations, changes in stockholders deficit and cash flows for the three and six months ended June 30, 2012 and 2011, have been reviewed by Bobbitt, Pettenger & Company.  Their telephone number is (941) 366-4450, as set forth in their report included in this Prospectus.  Their report is given upon their authority as experts in accounting and auditing.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

OVERVIEW

Digital Blue Dog is a development stage company in the business of offering digital signage for advertising.  The Company began operations in April, 2011, as Digital Blue Dog, LLC.  On January 1, 2011, Digital Blue Dog, LLC completed the acquisition of all of the assets of BBHW Media Group,

14

LLC, becoming the successor company.  In July, 2012, Digital Blue Dog, LLC merged with the newly formed Digital Blue Dog, Inc., with Digital Blue Dog, Inc. being the surviving entity in order to effectuate a change in entity type only.

We are part of the Digital Out Of Home (DOOH) industry.  Our specific focus in on Digital Signage Networks (DSNs), which means we use LCD screens, strategically placed within our clients facilities for the purpose of education, event notification, general information, product information and, where allowed, outside advertising and sponsorship.

After five years of perfecting our system we have realized that the direction within the industry is to select one or two areas and focus on them to build out a network.  We analyzed our current venues and made some determinations as to where we believe our best prospects lie for future growth.  Our analysis showed that medical, specifically oncology was a large opportunity, as well as golf course/resort communities.  These two areas will be our focus going forward.

Business Strategy

Our goal is to design, deploy and maintain a DSN for our clients without any requirement that the client participate with operations of the system.  Our system is completely seamless and can be integrated into almost any situation.  Our system allows for the installation of screens in office waiting rooms which involve content and advertisements.  We will provide the content and will sell advertisements space as needed.  We pay the facility a monthly fee to allow the screen in the waiting room or golf shop.  W

Our decision to focus on oncology and golf course/resort areas was primarily driven by our relationships with two existing clients:

In January of 2009, our predecessor, Digital Blue Dog, LLC, signed an agreement to be the network provider for Florida Cancer Specialists & Research Institute (FCSRI).  FCSRI is the largest privately held oncology practice in the country.  AFCSRI currently has over 60 offices and 1.4 million patient visits a year.  We are currently in 13 FCSRI facilities and will be expanding the number of facilities over the next one or two years.

Our second relationship is with a marketing company in St. Petersburg, Florida called Strops Marketing.  They focus on golf course communities and typically handle all of the internal and external advertising and newsletters.  The goal is to work with Strops to provide screens and content to golf course communities.

We provide the screens, other hardware, the installation and the streaming content.  The content is approved by each facility.  The content is modified on a regular basis to provide current programing and includes advertisements that are targeted to the particular audience.

We also will focus on potentially acquiring other signage companies to augment and diversify our business model.  However, none of the proceeds from this offering will be used to acquire another company

15

REPORTS TO SECURITY HOLDERS

We will be filing this Prospectus as part of a Form S-1, as amended, with the Securities and Exchange Commission and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

DESCRIPTION OF PROPERTY

The Company’s executive offices are located at 2147 Porter Lake Drive, Suite g, Sarasota, FL 34240.  Our telephone number is 941-755-5686.

LEGAL PROCEEDINGS

The Company and its Officers and Directors have not been and are not now a party to any litigation or claims.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock.  We anticipate applying for listing of our common stock on the NASD OTC-BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our shares will ever be quoted on the OTC-BB or, if quoted, that a public market will ever materialize and/or develop.  Before our stock can be quoted on the OTC-BB, a market maker must file an application on our behalf in order to make a market for our common stock.  We do not know how long this will take as we have not yet engaged a market maker to apply for quotation on the OTC BB.  Furthermore, market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates, or international strife and/or currency fluctuations may adversely affect the market price of our common stock.

Holders of Our Common Stock

As of the date of this Prospectus, we have 50 registered stockholders.

Registration Rights

We have not granted any registration rights related to any of our common stock or other securities.

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Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

A total of 17,783,334 shares of our common stock will be available for resale to the public after February 1, 2013 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six (6) months is entitled to sell shares in a public transaction.  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(b)(1), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one (1) year, is entitled to sell shares without complying with the manner of sale, public information or notice provisions of Rule 144.

As of the date of this Prospectus, officers and directors of our company hold 11,133,334 shares that may be sold pursuant to Rule 144 after February 1, 2013.  These officers and directors are subject to certain resale limitations involving volume limitations, notice provisions and manner of sale.

SUMMARY FINANCIAL INFORMATION

The following is a summary of our financial information and is qualified in its entirety by our audited financial statements included elsewhere in this Prospectus.

Revenues

For the three month periods ended June 30, 2012 and 2011, the Company generated net sales of $145,329 and $54,998, respectively.  As of the six month period ended June 30, 2012, the Company had generated net sales of $338,471, compared to $61,556 for the six month period ended June 30, 2011.  The Company had $159,746 in cost of sales, resulting in a gross profit for the six month period ended June 30, 2012, of $178,725. For the six month period ended June 30, 2011, cost of sales were $59,779, resulting in a gross profit of $1,777.

For the year ended December 31, 2011, the Company had generated net sales of $392,345, compared to $255,218 for the year ended December 31, 2010.  The Company had $202,548 in cost of sales, resulting in a gross profit of $189,797, for the year ended December 31, 2011.  For the year ended December 31, 2010, cost of sales were 101,730, resulting in a gross profit of $153,488.

17

Operating Expenses

Operating expenses totaling $216,716 for the six month period ended June 30, 2012, are comprised of $12,767 in professional fees and $203,949 in selling, general and administrative expenses.

Operating expenses totaling $547,183 for the year ended December 31, 2011, are comprised of professional fees of $268,396 and $278,787 in selling, general and administrative expenses.

Income Taxes

The Company does not anticipate having to pay income taxes in the upcoming years due to our absence of net profits.

Capital and Liquidity

As of June 30, 2012, we had total current assets of $79,007 and total current liabilities of $498,261.  As of December 31, 2011, we had total current assets of $50,665 and total current liabilities of $458,704.

As of June 30, 2012, the Company received $94,250 in cash from the sale of its common stock.  Stock that is not registered pursuant to this registration will be restricted from resale unless and until the shares are registered or an exemption from registration is available.

We had no cash on hand as of June 30, 2012.  We do not have sufficient cash to meet our short-term expansion needs over the next 12 months, which are to develop our website, market our product, and purchase equipment and content.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the Company's Financial Statements and notes thereto appearing elsewhere in this Prospectus.

Liquidity and Capital Resources

The Company has generated revenue from operations to date.  The Company primarily met its cash requirements for the costs of equipment and installation through capital contributions.

The Company currently anticipates that its available funds will not be sufficient to meet its anticipated needs for working capital and capital expenditures.  The Company will need to raise additional funds in the future in order to fund more website development, marketing, equipment and content purchasing, to respond to competitive pressures or to acquire complementary businesses, technologies or services.  There can be no assurance that additional financing will be available on terms favorable to the Company, or at all.  See "Risk Factors."

We are part of the Digital Out Of Home (DOOH) industry.  Our specific focus in on Digital Signage Networks (DSNs), which means we use LCD screens, strategically placed within our clients facilities for

18

the purpose of education, event notification, general information, product information and where allowed outside advertising and sponsorship.

After five years of learning and perfecting our system we have realized that the direction within the industry is to select one or two areas and focus on them to build out a network.  We analyzed our current venues and made some determinations as to where we believe our best prospects lie for future growth.  Our analysis showed that medical, specifically oncology was a large opportunity and similarly golf course/resort communities.  These two areas will be our focus going forward.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

From inception and up to the present time, the principal independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.  The independent auditor for the Company is Bobbitt, Pittenger & Company, PA, 1605 Main Street, Suite 101, Sarasota, FL 34236. This firm was engaged on or about June, 2012.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding each person who is a Director or Executive Officer of the Company.

Name	Age	Position
John Boyle	40	Director, CEO, President
Martin Kern	65	Director
Daniel Branch	47	Director

Martin Kern has had a long career as project manager and production director in the private sector under contract with United States and foreign governments, developing management and production training methods and programs.  He was marketing consultant and trainer for multiple medical companies, from “start up” to achieving millions of dollars of billing revenues.  At Digital Blue Dog, Mr. Kern is involved in the marketing and promotional efforts including ad design, content creation and management.

John Boyle was involved with building a financial planning firm, where his focus was on client acquisition and servicing with industry professionals.  Mr. Boyle handled business development and market expansion for a top-ten financial services’ firm.  Mr. Boyle has been worked with the predecessor to Digital Blue Dog, Inc. for the last four years.  He focus has been on client acquisition and network implementation.

Daniel Branch has served in several accounting roles throughout his career. He has experience as a controller and CFO, and has led the preparation and analysis of financial reports to summarize and forecast financial position. Most recently, Mr. Branch was CFO of an MRI firm with over 45 centers

19

spread over four states.  Mr. Branch has been involved with the predecessor to Digital Blue Dog, Inc. for over four years.  His focus has been on the hardware/software areas, as well as content management.

Our directors are elected annually and hold office until their successors are duly elected and qualified.  The Directors are currently paid a no fees.  Officers of the Company are appointed by the Board of Directors and serve at its discretion.

DIRECTOR COMPENSATION

As of the date of this Prospectus, no director compensation has been provided nor outlined to be provided in the near future.

EXECUTIVE COMPENSATION

As of the date of this Prospectus, no executive compensation has been provided nor outlined to be provided in the near future.

EMPLOYMENT AGREEMENT

As of the date of this Prospectus, the Company has not entered into any employment agreements.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of September 4, 2012, and as adjusted to reflect the sale by the Company of the shares offered hereby (i) by each person who is known by the Company to beneficially own more than five percent of the Common Stock, (ii) by each of the Company's Directors, (iii) by each of the Named Executive Officers and (iv) by all Executive Officers and Directors as a group.  Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares (1)
John Boyle CEO, Director	2147 Porter Lake Drive Suite G Sarasota, FL 34240	6,608,334	25.2%
Daniel Branch Director	2147 Porter Lake Drive Suite G Sarasota, FL 34240	2,608,333	10%

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Martin Kern Director	2147 Porter Lake Drive Suite G Sarasota, FL 34240	1,916,667	7.3%
Officers and Directors as a Group (3)		11,1133,334	42.5%

(1)

Based on 26,184,483 shares issued and outstanding as of September 4, 2012.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of the date of this Prospectus, no transactions with related persons, promoters and certain control persons have been entered into by the Company.

21

FINANCIAL STATEMENTS

Included herewith are the following financial statements:

Audited Financial Statements for the Years Ended December 31, 2011 and 2010

Stub Period Financials for the periods ended June 30, 2012 and 2011

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS

DIGITAL BLUE DOG, LLC

 AND

BBHW MEDIA GROUP, LLC)

REPORT ON AUDITS OF

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

Bobbitt, Pittenger & Company, P.A.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS

DIGITAL BLUE DOG, LLC

AND

BBHW MEDIA GROUP, LLC)

UCONTENTSU

UPAGEU

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

25

BALANCE SHEETS

26

STATEMENTS OF OPERATIONS

27

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

28

STATEMENTS OF CASH FLOWS

29-30

NOTES TO FINANCIAL STATEMENTS

31-41

             Bobbitt, Pittenger & Company, P.A.

                                                                                                                  Certified Public Accountants

September 18, 2012

To The Board of Directors and Stockholders

Digital Blue Dog, Inc. (formerly known as Digital Blue Dog, LLC, and

   BBHW Media Group, LLC)

Sarasota, Florida

UREPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Digital Blue Dog, Inc. (formerly known as Digital Blue Dog, LLC, and BBHW Media Group, LLC) as of December 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Blue Dog, Inc. (formerly known as Digital Blue Dog, LLC, and BBHW Media Group, LLC) at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has experienced losses for the years ended December 31, 2011 and 2010 and has a working capital deficit as of December 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note A to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certified Public Accountants

Sarasota, Florida

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
BALANCE SHEETS
DECEMBER 31,

	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$ 1,880	$ 1,386
Accounts receivable, net	36,672	49,402
Other receivables	1,163	28,859
Prepaid expenses	10,950

TOTAL CURRENT ASSETS	50,665	79,647

Furniture and equipment, net	33,333	19,669
Goodwill	45,000
Intangible assets, net	21,250
Other assets	1,757

TOTAL ASSETS	$ 152,005	$ 99,316

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$ 61,542	$ 25,856
Deferred revenue	99,457
Note payable	297,705

TOTAL CURRENT LIABILITIES	458,704	25,856

Due to related parties	895,845	834,669

TOTAL LIABILITIES	1,354,549	860,525

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value;100,000,000 shares
authorized: 25,257,484 issued and outstanding at December 31, 2011 and 2010	25,257	25,257
Additional paid-in capital	6,289,115	6,289,115
Accumulated deficit	(7,516,916)	(7,075,581)

TOTAL STOCKHOLDERS' DEFICIT	(1,202,544)	(761,209)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 152,005	$ 99,316

The accompanying notes are an integral part of these financial statements.

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010

Net sales	$ 392,345	$ 255,218

Cost of sales	202,548	101,730

Gross profit	189,797	153,488

Expenses:
Selling, general and administrative	278,787	102,367
Professional fees	268,396	225,000
Total expenses	547,183	327,367

Operating loss	(357,386)	(173,879)

Other expense:
Interest	83,949	1,154

Net loss	$ (441,335)	$ (175,033)

Loss per share:

Basic and diluted	$ (0.02)	$ (0.01)

Weighted average number of common
shares outstanding:

Basic and diluted	25,257,484	25,257,484

The accompanying notes are an integral part of these financial statements.

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2010	25,257,484	$ 25,257	$ 6,289,115	$(6,900,548)	$ (586,176)

Net loss				(175,033)	(175,033)

Balance, December 31, 2010	25,257,484	25,257	6,289,115	(7,075,581)	(761,209)

Net loss				(441,335)	(441,335)

Balance, December 31, 2011	25,257,484	$ 25,257	$ 6,289,115	$(7,516,916)	$ (1,202,544)

The accompanying notes are an integral part of these financial statements.

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (441,335)	$ (175,033)
Adjustments to reconcile net loss to
net cash (used) provided in operating activities
Bad debt expense	32,174	5,363
Depreciation and amortization	22,728	15,549
Interest expense added to note payable	82,071
LCD screens included in cost of goods sold acquired
through note payable	45,000
Changes in operating assets and liabilities:
Accounts receivable	10,615	(53,886)
Other receivables	(2,363)	(1,984)
Prepaid expenses	(10,950)
Other assets	(1,757)
Accounts payable	35,686	7,800
Deferred revenue	99,457
Related party payables	61,176	211,027
Net cash (used) provided by operating activities	(67,498)	8,836

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	(2,642)	(7,458)
Net cash used in investing activities	(2,642)	(7,458)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of note payable	134,488
Repayment of notes payable	(63,854)
Net cash provided by financing activities	70,634

NET INCREASE IN CASH AND CASH EQUIVALENTS	494	1,378

CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR	1,386	8

CASH AND CASH EQUIVALENTS,
END OF YEAR	$ 1,880	$ 1,386

 The accompanying notes are an integral part of these financial statements.

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE YEARS ENDED DECEMBER 31,

	2011	2010

SUPPLEMENTAL DISCLOSURES:

Cash paid for:
Interest	$ 1,878	$ 1,154

Noncash operating and financing activities:
Purchase of fixed assets through issuance of
note payable	$ (33,000)
Purchase of goodwill and intangible assets through
issuance of note payable	$ (67,000)

The accompanying notes are an integral part of these financial statements.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature, and Continuance of Operations

Digital Blue Dog, Inc. (formerly known as Digital Blue Dog, LLC, and BBHW Media Group, LLC) (“the Company”) began operations in December 2008 and is incorporated in Florida.  The Company provides full service digital signage and digital out of home services.  The Company specializes in LCD Screens, LED, plasma displays and projected images in public and private places. The Company focuses on digital sign networks with strategically placed LCD screens within clients’ facilities for the purpose of education, event notification, general information, product information and where allowed outside advertising and sponsorship. The Company designs and displays messages and animated content to build brand awareness, promote products, entertain clients’ customers and educate employees.  Messages can be delivered to targeted locations at specific times and publicity campaigns can be made interactive with consumers.  The Company provides their digital sign networks mainly to two industries which include oncology practices and country clubs.

The Company also designs, creates, and installs a variety of outdoor signs including LED, LCD, and traditional signs.

Effective April 27, 2011 the Company acquired all of the assets of West Coast Signs traditional sign business.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the years ended December 31, 2011 and 2010 the Company has experienced losses of $441,335 and $175,033. As of December 31, 2011, the Company has a working capital deficit of $408,039. To date the Company has funded operations through advances from related parties, acquisition of debt, and delaying payments on payables.    Management’s plan is to raise funds through future equity financings as needed until it achieves profitable operations.  The ability of the Company to continue its operations as a going concern is dependent on continuing to raise sufficient new capital to fund its business and activities and to fund ongoing losses, if needed, and ultimately on generating profitable operations.

U

Accounting Method

The Company recognizes income and expenses on the accrual basis of accounting.  The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash.  The Company maintains cash in deposit accounts with one financial institution located in the United States.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2011 and 2010.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to bad debt expense and a credit to an allowance for uncollectible accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for uncollectible accounts and a credit to accounts receivable. The allowance for uncollectible accounts at December 31, 2011 and 2010 was $7,065 and $4,950, respectively. Management has not charged interest on accounts receivable as of December 31, 2011.

Furniture and Equipment

Furniture and equipment are recorded at cost.  Maintenance, repairs and other renewals are charged to expense when incurred.  Major additions are capitalized, while minor additions, which do not extend the useful life of an asset, are charged to operations when incurred.  When property and equipment are sold or otherwise disposed of, the related cost and accumulated depreciation is removed from the accounts, and any gain or loss is included in operations.  Depreciation is calculated using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives, which range from three to seven years.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting for Long-Lived Assets

In accordance with the provisions of Financial Accounting Standards Board (FASB) ASC No. 360, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain intangibles and goodwill.  In evaluating for possible impairment, the Company uses an estimate of undiscounted cash flows.  Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows.  The Company has not recorded any impairment losses since inception.

Intangible Assets

In accordance with FASB ASC No. 350, “Goodwill and Other Intangible Assets”, intangible assets with an indefinite useful life are not amortized and are tested annually for impairment during the fourth quarter of the year and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying amount.  Impairment of goodwill is performed at the reporting unit level.  Fair value of reporting units and indefinite lived intangible assets is generally determined using a discounted cash flow analysis. This approach uses significant estimates and assumptions including projected future cash flows, the timing of such cash flows, discount rates reflecting the risk inherent in future cash flows, perpetual growth rates, determination of appropriate comparable entities and the determination of whether a premium or discount should be applied to comparables. The Company has recorded goodwill as an intangible asset with an indefinite useful life.

Intangible assets with finite useful lives mainly consist of art files, which are amortized using the straight-line method over the estimated useful life and existing contracts which are amortized as they are completed.  The costs of internally developing, maintaining, or restoring such intangibles that are not specifically identifiable, have indeterminate lives, or are inherent in a continuing business are charged to expense when incurred.

Accounting for Derivative Instruments

FASB ASC 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities.   FASB ASC 815 requires that an entity recognize all derivatives as either assets or liabilities in the statement balance sheet and measure those instruments at fair value.  The Company had no financial instruments at December 31, 2011 and 2010 that required recognition as a derivative.

Research and Development

Research and Development ("R&D") expenses are charged to expense when incurred.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

As explained by FASB ASC 605, the recognition of revenue and gains of an entity during a period involves consideration of the following two factors, with sometimes one and sometimes the other being the more important consideration.

•

Being realized or realizable. Revenue and gains generally are not recognized until realized or realizable.  Paragraph 83(a) of FASB Concepts Statement No. 5, Recognition and Measurement in Financial Statements of Business Enterprises, states that revenue and gains are realized when products (goods or services), merchandise, or other assets are exchanged for cash or claims to cash.  That paragraph states that revenue and gains are realizable when related assets received or held are readily convertible to known amounts of cash or claims to cash.

•

Being Earned.  Paragraph 83(b) of FASB Concepts Statement No. 5 states that revenue is not recognized until earned.  That paragraph states that an entity’s revenue earning activities involve delivering or producing goods, rendering services, or other activites that constitute its ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues.  That paragraph states that gains commonly result from transactions and other events that involve no earning process, and for recognizing gains, being earned is generally less significant than being realized or realizable.

At the time the contracts are signed for sign construction, deposits are received and then deposits are made to subcontractors.  Those deposits are recorded as deferred revenue or prepaid expenses, and revenue and expense is recognized as services are rendered or received.

Advertising revenue for digital media and management fee income is recognized at the time of service.

Shipping and Handling Costs

Amounts charged to customers for shipping and handling of products is recorded as product revenue.  The related costs are recorded as cost of sales.

Advertising

Advertising costs, including direct response advertising costs, are charged to operations as incurred.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Legal Costs Related to Loss Contingencies

The Company accrues legal costs expected to be incurred in connection with loss contingencies as they occur.  As of December 31, 2011 and 2010, there were no loss contingencies expected.

U

Income Taxes (Benefits)

FASB ASC 740, Income Taxes, clarifies the accounting for tax positions in an entity’s financial statements.  FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position take or expected to be taken.  Under FASB ASC 740 tax positions will be evaluated for recognition, de-recognition, and measurement using consistent criteria.  FASB ASC 740 provides guidance on classification and disclosure.  FASB ASC 740 sets forth standards for financial presentation and disclosure of income tax liabilities or assets and expense.  Finally, the provisions of FASB ASC 740 provide more information about the uncertainty in income tax assets and liabilities.

Deferred tax assets and liabilities are determined based on the difference between the basis of assets and liabilities for financial statement and income tax purposes as measured by the enacted tax rates that are expected to be in effect when these differences reverse.  Valuation allowances are provided if necessary to reduce deferred tax assets to the amount expected to be realized.

At December 31, 2011 and 2010, the Company is treated as a partnership for federal income tax purposes, with income taxes payable personally by the members. Accordingly, no provision has been made in the accompanying financial statements for federal income taxes for the Company. The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2008-2011.

Loss Per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Comprehensive Income

FASB ASC 220, Comprehensive Income, requires that items included in other comprehensive income should be classified based on their nature.  Other comprehensive income includes the following:  foreign currency items, changes in the fair value of certain derivatives, unrealized gains and losses on certain securities, and certain pension or other postretirement benefit items.

The Company has no components of comprehensive income and, accordingly, net loss is equal to comprehensive loss for the years ended December 31, 2011 and 2010.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes a fair value hierarchy that distinguishes between assumptions developed based on market data obtained from independent external sources and the reporting entity’s own assumptions.  Further, fair value measurement should consider adjustment for risk, such as the risk inherent in a valuation technique or its inputs.

FASB ASC 820 provides that a fair value measurement of an asset assumes the highest and best use of the asset by market participants, considering the use of the asset that is physically possible, legally permissible, and financially feasible at the measurement date.

FASB ASC 820 notes that a fair value measurement of a liability assumes that both (a) the liability is transferred to a market participant at the measurement date, and (b) the nonperformance risk relating to that liability is the same before and after its transfer.

For assets and liabilities measured at fair value, whether on a recurring or non-recurring basis, FASB ASC 820 specifies the required disclosures concerning the inputs used to measure fair value.

The Company categorizes the fair value of its financial assets and liabilities according to the hierarchy established by the FASB, which prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of the fair value hierarchy are determined as follows.

Level 1:  Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2:  Valuations based on quoted prices for similar assets or liabilities; valuations for interest-bearing securities based on non-daily quoted prices in active markets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3:  Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivables, and accounts payable, the carrying amounts approximate fair value due to their short maturities.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE B - FURNITURE AND EQUIPMENT, NET

At December 31, 2011 and 2010, furniture and equipment consisted of the following:

	2011	2010

Computer and media equipment	$ 53,962	$ 48,321
Sign equipment	30,000	-

	83,962	48,321
Less: accumulated depreciation	(50,629)	(28,652)

Furniture and equipment	$ 33,333	$ 19,669

Total depreciation expense for the years ended December 31, 2011 and 2010 was $21,978 and $15,549, respectively.

NOTE C - STOCKHOLDERS' EQUITY

Common Stock

Subsequent to year end a new company, Digital Blue Dog, Inc. was incorporated.  The Company was capitalized with 100,000,000 shares of $.001 par value common stock.  Shares of the new company totaling 25,257,484 were issued to the members, employees and consultants of Digital Blue Dog, LLC. Common stock and additional paid-in-capital of $25,257 and $6,289,115, respectively were recorded.  Effective September 1, 2012, Digital Blue Dog, Inc. effected a statutory merger with Digital Blue Dog, LLC. For accounting purposes, the acquisition of Digital Blue Dog, LLC by Digital Blue Dog, Inc. has been treated as a reverse acquisition.  Accordingly, the 25,257,484 shares issued to acquire Digital Blue Dog, LLC have been treated as outstanding from January 1, 2010 in these financial statements.

Subsequent to the incorporation, debt of $44,800 was converted to 549,999 shares of common stock.

In May 2012, the Company issued 377,000 shares of stock under a private placement memorandum. Proceeds of the issuance were $94,250.

NOTE D – NOTE PAYABLE

In May 2011, the Company entered into a Purchase and Sale of Future Receivables Agreement.  The agreement called for the Company to receive $234,488, and repay the lender with forty (40) percent of future revenue receivables until the specified amount of $316,559 had been paid.  As of December 31, 2011, $18,854 had been repaid to the lender leaving a balance of $297,705 at December 31, 2011.  The difference between the amount received by the Company under the agreement and the repayment amount of $82,071 was recorded as interest expense during the year ended December 31, 2011.  There is no additional interest due on the loan. Subsequent to year end the Company entered into an agreement with the lender to repay

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE D – NOTE PAYABLE (CONTINUED)

the balance owed under new terms, including payments from amounts in receivables at the time of the new agreement, monthly payments, and balloon payments.

NOTE E - RENTAL AND LEASE INFORMATION

Operating Leases

The Company leases office space/warehouse facilities in Sarasota, Florida under an operating lease.  The lease term is for a period of three years and commenced on September 1, 2011.  Annual base lease payments are $28,890 for each of the three years. The lease contains a renewal option for an additional two year lease at a five percent increase in rent.  The company is responsible for insurance and utility expenses associated with the leased property.  Rental expense for the years ended December 31, 2011 and 2010 totaled $19,838 and $12,000, respectively.

NOTE F – ACQUISTION OF ASSETS FROM WEST COAST SIGNS

Effective April 2011, the Company purchased assets of West Coast Signs for $100,000.  The purchase price was allocated to the assets purchased.  Those assets included equipment with an allocated value of $30,000.  In addition the Company purchased a website with an allocated value of $3,000 and art files with an allocated value of $2,000.  Purchased goodwill of $45,000 was acquired, as well as existing contracts which have an allocated value of $20,000.

NOTE G  – SEGMENT INFORMATION

The Company is organized into operating segments based on product groupings. These operating segments have been aggregated into two reportable business segments: Sign construction, and digital media delivery. The reportable segments were determined in accordance with the way that management of the Company develops and executes the Company’s operations. The accounting policies of the business segments are the same as the policies described in Note A.

For purposes of business segment performance measurement, the Company does not allocate to the business segments items that are of a non-operating nature or corporate organizational and functional expenses of a governance nature. Corporate expenses consist of corporate office expenses including compensation, benefits, occupancy, depreciation, and other administrative costs.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE G – SEGMENT INFORMATION (CONTINUED)

Operations by Business Segment

For the year ended December 31, 2011

	Digital Media, advertising, and other	Sign Construction	Corporate and Other	Total

Net sales	$ 148,856	$ 243,489	$ -	$ 392,345

Operating loss	$ 65,412	$ 127,385	$ (547,183)	$ (357,386)

Interest expense	$ -	$ -	$ 83,949	$ 83,949

Depreciation and amortization	$ 15,549	$ 7,179	$ -	$ 22,728

Assets	$ 22,006	$ 118,810	$ 11,189	$ 152,005

For the year ended December 31, 2010

	Digital Media, advertising and other	Sign Construction	Corporate and Other	Total

Net sales	$163,502	$91,716	$-	$255,218

Operating loss	$111,727	$41,761	$(327,367)	$(173,879)

Interest expense	$-	$-	$1,154	$1,154

Depreciation and amortization	$15,549	$-	$-	$15,549

Assets	$26,934	$42,137	$30,245	$99,316

NOTE H - COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to litigation.  The Company believes that any adverse outcome from potential litigation would not have a material effect on its financial position or results of operations.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE I – RELATED PARTY TRANSACTIONS

Transactions with related parties during the years ended December 31, 2011 and 2010 consist of consulting fees and advances to and from the Company. The Company entered into consulting agreements with four members of the Company. Pursuant to the agreements, two members are entitled to annual consulting fees of $100,000 and two members are entitled to annual consulting fees of $25,000. From 2008 through December 31, 2011, the Company has accrued these consulting fees and is making payments as funds are available. The amount due to related parties at December 31, 2011 and 2010 was $895,845 and $834,669, respectively. Also included in due to related parties are advances to and from these members.

NOTE J – FAIR VALUE MEASUREMENTS

Purchased goodwill of $45,000 and other intangible assets totaling $22,000 were acquired with West Coast Signs (see Note F) and were measured at fair value at the acquisition date using Level 3 inputs determined by the Company’s own data, taking into account all information about market participant assumptions that were reasonably available. The Company has considered the market approach, the discounted cash flow method, and the cost approach to determine the fair values of the assets. These assets are measured at fair value on a nonrecurring basis and are re-measured when the derived fair value is below carrying value. For these assets, the Company does not periodically adjust carrying value to fair value except in the event of impairment. When the Company determines that impairment has occurred, the carrying value of the asset is reduced to fair value and the difference is recorded in the statement of operations. There were no re-measurements of these assets’ fair values during the year ended December 31, 2011.

NOTE K - RECENT ACCOUNTING PRONOUNCEMENTS

An accounting standard update related to recurring and non-recurring fair value measurements was issued.  This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the reasons for any transfers in or out of Level 3.  It also requires a reconciliation of recurring Level 3 measurements including purchases, sales, issuances and settlements on a gross basis.  The accounting update clarifies certain existing disclosure requirements and requires fair value measurement disclosures for each class of assets and liabilities.  It also clarifies that entities are required to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements.  The adoption of this standard did not have a material impact on the financial statements.

An accounting standard update related to disclosures about the credit quality of financing receivables and the allowance for credit losses was issued.  This update is intended to provide additional disclosures on a disaggregated basis about the nature of credit risk inherent in the company’s portfolio of financing receivables.  At December 31, 2011 the Company had no financing receivables, and there was no impact on the adoption of the update.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE K - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

An accounting standard update related to the way companies test for impairment of goodwill was issued.  Pursuant to this accounting update, goodwill of the reporting unit is not impaired if the carrying amount of a reporting unit is greater than zero and its fair value exceeds its carrying amount.  Hence, the second step of the impairment test is not required.  Consistent with before, this test must be performed annually or in the interim if an event occurs or circumstances exist that indicate that it is more likely than not that goodwill impairment exists.  The adoption of this update did not have a material impact on the financial statements.

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. Specifically, the new guidance requires an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

NOTE L – SUBSEQUENT EVENTS

In January 2012, the Company entered into promissory notes with members totaling $30,000.  The interest rate of the notes is 15%, and the amounts are due on demand.

In 2012, the Company entered into promissory notes with their attorneys totaling $44,800. This debt was later converted to 549,999 shares of common stock (see Note C).

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS

DIGITAL BLUE DOG, LLC

 AND

BBHW MEDIA GROUP, LLC)

REPORT ON REVIEWS OF

FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

Bobbitt, Pittenger & Company, P.A.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS

DIGITAL BLUE DOG, LLC

AND

BBHW MEDIA GROUP, LLC)

UCONTENTSU

UPAGEU

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

44

BALANCE SHEETS

45

STATEMENTS OF OPERATIONS

46

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

47

STATEMENTS OF CASH FLOWS

48-49

NOTES TO FINANCIAL STATEMENTS

50-60

             Bobbitt, Pittenger & Company, P.A.

                                                                                                                  Certified Public Accountants

September 18, 2012

To The Board of Directors and Stockholders

Digital Blue Dog, Inc. (formerly known as Digital Blue Dog, LLC, and

   BBHW Media Group, LLC)

Sarasota, Florida

UREPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have reviewed the accompanying balance sheets of Digital Blue Dog, Inc. (formerly known as Digital Blue Dog, LLC, and BBHW Media Group, LLC) as of June 30, 2012, and the related statements of operations, changes in stockholders’ deficit and cash flows for the three and six months ended June 30, 2012 and 2011.  These financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has experienced losses for the six months ended June 30, 2012 and 2011 and has a working capital deficit as of June 30, 2012. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note A to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Certified Public Accountants

Sarasota, Florida

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$	$ 1,880
Accounts receivable, net	70,227	36,672
Other receivables	2,323	1,163
Prepaid expenses	6,457	10,950

TOTAL CURRENT ASSETS	79,007	50,665

Furniture and equipment, net	32,510	33,333
Goodwill	45,000	45,000
Intangible assets, net	20,752	21,250
Other assets	1,840	1,757

TOTAL ASSETS	$ 179,109	$ 152,005

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Bank overdraft	$ 13,414	$
Accounts payable and accrued expenses	110,735	61,542
Deferred revenue	31,606	99,457
Notes payable	342,506	297,705

TOTAL CURRENT LIABILITIES	498,261	458,704

Due to related parties	834,371	895,845

TOTAL LIABILITIES	1,332,632	1,354,549

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value;100,000,000 shares
authorized: 25,634,484 and 25,257,484 issued and outstanding at June 30, 2012 and December 31, 2011, respectively	25,634	25,257
Additional paid-in capital	6,382,988	6,289,115
Accumulated deficit	(7,562,145)	(7,516,916)

TOTAL STOCKHOLDERS' DEFICIT	(1,153,523)	(1,202,544)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 179,109	$ 152,005

See Report of Independent Registered Public Accounting Firm and notes to financial statements.

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,	JUNE 30,	JUNE 30,	JUNE 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net sales	$ 145,329	$ 54,998	$ 338,471	$ 61,556

Cost of sales	50,729	55,746	159,746	59,779

Gross profit	94,600	(748)	178,725	1,777

Expenses:
Selling, general and administrative	109,754	66,292	203,949	83,505
Professional fees	5,093	72,775	12,767	135,275
Total expenses	114,847	139,067	216,716	218,780

Operating loss	(20,247)	(139,815)	(37,991)	(217,003)

Other expense:
Interest	1,702	11,724	7,238	13,603

Net loss	$ (21,949)	$ (151,539)	$ (45,229)	$ (230,606)

Loss per share:

Basic and diluted	$ (0.00)	$ (0.01)	$ (0.00)	$ (0.01)

Weighted average number of common
shares outstanding:

Basic and diluted	25,414,913	25,257,484	25,336,198	25,257,484

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND THE YEAR ENDED DECEMBER 31, 2011

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2011	25,257,484	$ 25,257	$ 6,289,115	$ (7,075,581)	$ (761,209)

Net loss				(441,335)	(441,335)

Balance, December 31, 2011	25,257,484	25,257	6,289,115	(7,516,916)	(1,202,544)

Shares issued in private placement
($.25 per share)	377,000	377	93,873		94,250

Net loss				(45,229)	(45,229)

Balance, June 30, 2012 (unaudited)	25,634,484	$ 25,634	$ 6,382,988	$ (7,562,145)	$ (1,153,523)

See Report of Independent Registered Public Accounting Firm and notes to financial statements.

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30,

	2012	2011
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (45,229)	$ (230,606)
Adjustments to reconcile net loss to
net cash used in operating activities
Bad debt expense	1,355
Depreciation and amortization	6,372	10,158
Interest expense added to note payable		11,724
LCD screens included in cost of goods sold, acquired
through note payable		45,000
Changes in operating assets and liabilities:
Accounts receivable	(34,910)	39,638
Other receivables	(1,160)	(600)
Prepaid expenses	4,493
Other assets	(83)	(1,086)
Bank overdraft	13,414
Accounts payable and accrued expenses	49,193	(3,630)
Deferred revenue	(67,851)	18,139
Related party payables	(61,474)	47,967
Net cash used by operating activities	(135,880)	(63,296)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	(5,051)	(3,177)
Net cash used in investing activities	(5,051)	(3,177)

CASH FLOWS FROM FINANCING ACTIVITIES:
Equity contributed by private placement	94,250
Proceeds of note payable	44,801	134,489
Repayment of notes payable		(49,814)
Net cash provided by financing activities	139,051	84,675

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,880)	18,202

CASH AND CASH EQUIVALENTS,
BEGINNING OF YEAR	1,880	1,386

CASH AND CASH EQUIVALENTS,
END OF YEAR	$	$ 19,588

See Report of Independent Registered Public Accounting Firm and notes to financial statements.

DIGITAL BLUE DOG, INC.
(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND
BBHW MEDIA GROUP, LLC)
STATEMENTS OF CASH FLOWS (CONTINUED)
FOR THE SIX MONTHS ENDED JUNE 30,

	2012	2011
	(Unaudited)	(Unaudited)

SUPPLEMENTAL DISCLOSURES:

Cash paid for:
Interest	$ 7,238	$ 1,879

Noncash operating and financing activities:
Purchase of fixed assets through issuance of
note payable	$	$ (33,000)
Purchase of goodwill and intangible assets through
issuance of note payable	$	$ (67,000)

 See Report of Independent Registered Public Accounting Firm and notes to financial statements.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization, Nature, and Continuance of Operations

Digital Blue Dog, Inc. (formerly known as Digital Blue Dog, LLC, and BBHW Media Group, LLC) (“the Company”) began operations in December 2008 and is incorporated in Florida.  The Company provides full service digital signage and digital out of home services.  The Company specializes in LCD Screens, LED, plasma displays and projected images in public and private places. The Company focuses on digital sign networks with strategically placed LCD screens within clients’ facilities for the purpose of education, event notification, general information, product information and where allowed outside advertising and sponsorship. The Company designs and displays messages and animated content to build brand awareness, promote products, entertain clients’ customers and educate employees.  Messages can be delivered to targeted locations at specific times and publicity campaigns can be made interactive with consumers.  The Company provides their digital sign networks mainly to two industries which include oncology practices and country clubs.

The Company also designs, creates, and installs a variety of outdoor signs including LED, LCD, and traditional signs.

Effective April 27, 2011 the Company acquired all of the assets of West Coast Signs traditional sign business.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the six months ended June 30, 2012 and 2011 the Company has experienced losses of $45,229 and $230,606. As of June 30, 2012, the Company has a working capital deficit of $419,254. To date the Company has funded operations through advances from related parties, acquisition of debt, and delaying payments on payables.    Management’s plan is to raise funds through future equity financings as needed until it achieves profitable operations.  The ability of the Company to continue its operations as a going concern is dependent on continuing to raise sufficient new capital to fund its business and activities and to fund ongoing losses, if needed, and ultimately on generating profitable operations.

U

Accounting Method

The Company recognizes income and expenses on the accrual basis of accounting.  The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations, and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future periods.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash.  The Company maintains cash in deposit accounts with one financial institution located in the United States.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at June 30, 2012 and December 31, 2011.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to bad debt expense and a credit to an allowance for uncollectible accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for uncollectible accounts and a credit to accounts receivable. The allowance for uncollectible accounts at June 30, 2012 and December 31, 2011 was $4,370 and $7,065, respectively. Management has not charged interest on accounts receivable as of June 30, 2012.

Furniture and Equipment

Furniture and equipment are recorded at cost.  Maintenance, repairs and other renewals are charged to expense when incurred.  Major additions are capitalized, while minor additions, which do not extend the useful life of an asset, are charged to operations when incurred.  When property and equipment are sold or otherwise disposed of, the related cost and accumulated depreciation is removed from the accounts, and any gain or loss is included in operations.  Depreciation is calculated using the straight-line method, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives, which range from three to seven years.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting for Long-Lived Assets

In accordance with the provisions of Financial Accounting Standards Board (FASB) ASC No. 360, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company’s policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain intangibles and goodwill.  In evaluating for possible impairment, the Company uses an estimate of undiscounted cash flows.  Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows.  The Company has not recorded any impairment losses since inception.

Intangible Assets

In accordance with FASB ASC No. 350, “Goodwill and Other Intangible Assets”, intangible assets with an indefinite useful life are not amortized and are tested annually for impairment during the fourth quarter of the year and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying amount.  Impairment of goodwill is performed at the reporting unit level.  Fair value of reporting units and indefinite lived intangible assets is generally determined using a discounted cash flow analysis. This approach uses significant estimates and assumptions including projected future cash flows, the timing of such cash flows, discount rates reflecting the risk inherent in future cash flows, perpetual growth rates, determination of appropriate comparable entities and the determination of whether a premium or discount should be applied to comparables. The Company has recorded goodwill as an intangible asset with an indefinite useful life.

Intangible assets with finite useful lives mainly consist of art files, which are amortized using the straight-line method over the estimated useful life and existing contracts which are amortized as they are completed.  The costs of internally developing, maintaining, or restoring such intangibles that are not specifically identifiable, have indeterminate lives, or are inherent in a continuing business are charged to expense when incurred.

Accounting for Derivative Instruments

FASB ASC 815 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and hedging activities.   FASB ASC 815 requires that an entity recognize all derivatives as either assets or liabilities in the statement balance sheet and measure those instruments at fair value.  The Company had no financial instruments at June 30, 2012 and December 31, 2011 that required recognition as a derivative.

Research and Development

Research and Development ("R&D") expenses are charged to expense when incurred.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

As explained by FASB ASC 605, the recognition of revenue and gains of an entity during a period involves consideration of the following two factors, with sometimes one and sometimes the other being the more important consideration.

•

Being realized or realizable. Revenue and gains generally are not recognized until realized or realizable.  Paragraph 83(a) of FASB Concepts Statement No. 5, Recognition and Measurement in Financial Statements of Business Enterprises, states that revenue and gains are realized when products (goods or services), merchandise, or other assets are exchanged for cash or claims to cash.  That paragraph states that revenue and gains are realizable when related assets received or held are readily convertible to known amounts of cash or claims to cash.

•

Being Earned.  Paragraph 83(b) of FASB Concepts Statement No. 5 states that revenue is not recognized until earned.  That paragraph states that an entity’s revenue earning activities involve delivering or producing goods, rendering services, or other activites that constitute its ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues.  That paragraph states that gains commonly result from transactions and other events that involve no earning process, and for recognizing gains, being earned is generally less significant than being realized or realizable.

At the time the contracts are signed for sign construction, deposits are received and then deposits are made to subcontractors.  Those deposits are recorded as deferred revenue or prepaid expenses, and revenue and expense is recognized as services are rendered or received.

Advertising revenue for digital media and management fee income is recognized at the time of service.

Shipping and Handling Costs

Amounts charged to customers for shipping and handling of products is recorded as product revenue.  The related costs are recorded as cost of sales.

Advertising

Advertising costs, including direct response advertising costs, are charged to operations as incurred.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Legal Costs Related to Loss Contingencies

The Company accrues legal costs expected to be incurred in connection with loss contingencies as they occur.  As of June 30, 2012 and December 31, 2011, there were no loss contingencies expected.

U

Income Taxes (Benefits)

FASB ASC 740, Income Taxes, clarifies the accounting for tax positions in an entity’s financial statements.  FASB ASC 740 prescribes a more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position take or expected to be taken.  Under FASB ASC 740 tax positions will be evaluated for recognition, de-recognition, and measurement using consistent criteria.  FASB ASC 740 provides guidance on classification and disclosure.  FASB ASC 740 sets forth standards for financial presentation and disclosure of income tax liabilities or assets and expense.  Finally, the provisions of FASB ASC 740 provide more information about the uncertainty in income tax assets and liabilities.

Deferred tax assets and liabilities are determined based on the difference between the basis of assets and liabilities for financial statement and income tax purposes as measured by the enacted tax rates that are expected to be in effect when these differences reverse.  Valuation allowances are provided if necessary to reduce deferred tax assets to the amount expected to be realized.

At June 30, 2012 and December 31, 2011, the Company is treated as a partnership for federal income tax purposes, with income taxes payable personally by the members. Accordingly, no provision has been made in the accompanying financial statements for federal income taxes for the Company. The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2008-2011.

Loss Per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Comprehensive Income

FASB ASC 220, Comprehensive Income, requires that items included in other comprehensive income should be classified based on their nature.  Other comprehensive income includes the following:  foreign currency items, changes in the fair value of certain derivatives, unrealized gains and losses on certain securities, and certain pension or other postretirement benefit items.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (Continued)

The Company has no components of comprehensive income and, accordingly, net loss is equal to comprehensive loss for the six months ended June 30, 2012 and 2011.

Fair Value Measurements

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It establishes a fair value hierarchy that distinguishes between assumptions developed based on market data obtained from independent external sources and the reporting entity’s own assumptions.  Further, fair value measurement should consider adjustment for risk, such as the risk inherent in a valuation technique or its inputs.

FASB ASC 820 provides that a fair value measurement of an asset assumes the highest and best use of the asset by market participants, considering the use of the asset that is physically possible, legally permissible, and financially feasible at the measurement date.

FASB ASC 820 notes that a fair value measurement of a liability assumes that both (a) the liability is transferred to a market participant at the measurement date, and (b) the nonperformance risk relating to that liability is the same before and after its transfer.

For assets and liabilities measured at fair value, whether on a recurring or non-recurring basis, FASB ASC 820 specifies the required disclosures concerning the inputs used to measure fair value.

The Company categorizes the fair value of its financial assets and liabilities according to the hierarchy established by the FASB, which prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of the fair value hierarchy are determined as follows.

Level 1:  Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2:  Valuations based on quoted prices for similar assets or liabilities; valuations for interest-bearing securities based on non-daily quoted prices in active markets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level 3:  Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivables, and accounts payable, the carrying amounts approximate fair value due to their short maturities.

NOTE B - FURNITURE AND EQUIPMENT, NET

At June 30, 2012 and December 31, 2011, furniture and equipment consisted of the following:

	2012	2011

Computer and media equipment	$59,013	$53,962
Sign equipment	30,000	30,000

	89,013	83,962
Less: accumulated depreciation	(56,503)	(50,629)

Furniture and equipment	$32,510	$33,333

Total depreciation expense for the six months ended June 30, 2012 and 2011 was $5,874 and $9,909, respectively.

NOTE C - STOCKHOLDERS' EQUITY

Common Stock

In 2012, a new company, Digital Blue Dog, Inc. was incorporated.  The Company was capitalized with 100,000,000 shares of $.001 par value common stock.  Shares of the new company totaling 25,257,484 were issued to the members, employees and consultants of Digital Blue Dog, LLC. Common stock and additional paid-in-capital of $25,257 and $6,289,115, respectively were recorded.  Effective September 1, 2012, Digital Blue Dog, Inc. effected a statutory merger with Digital Blue Dog, LLC. For accounting purposes, the acquisition of Digital Blue Dog, LLC by Digital Blue Dog, Inc. has been treated as a reverse acquisition.  Accordingly, the 25,257,484 shares issued to acquire Digital Blue Dog, LLC have been treated as outstanding from January 1, 2011 in these financial statements.

Subsequent to the incorporation, debt of $44,800 was converted to 549,999 shares of common stock.

In May 2012, the Company issued 377,000 shares of stock under a private placement memorandum. Proceeds of the issuance were $94,250.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE D – NOTE PAYABLE

In May 2011, the Company entered into a Purchase and Sale of Future Receivables Agreement.  The agreement called for the Company to receive $234,488, and repay the lender with forty (40) percent of future revenue receivables until the specified amount of $316,559 had been paid.  As of June 30, 2012, $18,853 had been repaid to the lender leaving a balance of $297,706 at June 30, 2012.  The difference between the amount received by the Company under the agreement and the repayment amount of $82,071 was recorded as interest expense during the year ended December 31, 2011.  There is no additional interest due on the loan. During the six months ended June 30, 2012 the Company entered into an agreement with the lender to repay the balance owed under new terms, including payments from amounts in receivables at the time of the new agreement, monthly payments, and balloon payments.

During the six months ended June 30, 2012, the Company entered into promissory notes with their attorneys totaling $44,800. This debt was later converted to 549,999 shares of common stock (see Note C).

NOTE E - RENTAL AND LEASE INFORMATION

Operating Leases

The Company leases office space/warehouse facilities in Sarasota, Florida under an operating lease.  The lease term is for a period of three years and commenced on September 1, 2011.  Annual base lease payments are $28,890 for each of the three years. The lease contains a renewal option for an additional two year lease at a five percent increase in rent.  The company is responsible for insurance and utility expenses associated with the leased property.  Rental expense for the six months ended June 30, 2012 and 2011 totaled $18,193 and $4,327, respectively.

NOTE F – ACQUISTION OF ASSETS FROM WEST COAST SIGNS

Effective April 2011, the Company purchased assets of West Coast Signs for $100,000.  The purchase price was allocated to the assets purchased.  Those assets included equipment with an allocated value of $30,000.  In addition the Company purchased a website with an allocated value of $3,000 and art files with an allocated value of $2,000.  Purchased goodwill of $45,000 was acquired, as well as existing contracts which have an allocated value of $20,000.

NOTE G  – SEGMENT INFORMATION

The Company is organized into operating segments based on product groupings. These operating segments have been aggregated into two reportable business segments: Sign construction, and digital media delivery. The reportable segments were determined in accordance with the way that management of the Company develops and executes the Company’s operations. The accounting policies of the business segments are the same as the policies described in Note A.

For purposes of business segment performance measurement, the Company does not allocate to the business segments items that are of a non-operating nature or corporate organizational

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE G – SEGMENT INFORMATION (CONTINUED)

and functional expenses of a governance nature. Corporate expenses consist of corporate office expenses including compensation, benefits, occupancy, depreciation, and other administrative costs.

Operations by Business Segment

For the six months ended June 30, 2012

	Digital Media, advertising, and other	Sign Construction	Corporate and Other	Total

Net sales	$32,226	$306,245	$-	$338,471

Operating loss	$24,649	$154,076	$(216,716)	$(37,991)

Interest expense	$-	$-	$7,238	$7,238

Depreciation and amortization	$3,124	$2,750	$-	$5,874

Assets	$23,035	$149,166	$6,908	$179,109

For the three months ended June 30, 2012

	Digital Media, advertising, and other	Sign Construction	Corporate and Other	Total

Net sales	$18,590	$126,739	$-	$145,329

Operating loss	$14,240	$80,360	$(114,847)	$(20,247)

Interest expense	$-	$-	$1,702	$1,702

Depreciation and amortization	$1,562	$1,375	$-	$2,937

Assets	$23,035	$149,166	$6,908	$179,109

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE G – SEGMENT INFORMATION (CONTINUED)

For the six months ended June 30, 2011

	Digital Media, advertising, and other	Sign Construction	Corporate and Other	Total

Net sales	$50,457	$11,099	$-	$61,556

Operating loss	$(6,613)	$8,390	$(218,780)	$(217,003)

Interest expense	$-	$-	$13,603	$13,603

Depreciation and amortization	$8,159	$1,750	$-	$9,909

Assets	$17,581	$104,871	$50,133	$172,585

For the three months ended June 30, 2011

	Digital Media, advertising, and other	Sign Construction	Corporate and Other	Total

Net sales	$43,899	$11,099	$-	$54,998

Operating loss	$(9,138)	$8,390	$(139,067)	$(139,815)

Interest expense	$-	$-	$11,724	$11,724

Depreciation and amortization	$4,272	$1,750	$-	$6,022

Assets	$17,581	$104,871	$50,133	$172,585

NOTE H - COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to litigation.  The Company believes that any adverse outcome from potential litigation would not have a material effect on its financial position or results of operations.

DIGITAL BLUE DOG, INC.

(FORMERLY KNOWN AS DIGITAL BLUE DOG, LLC AND

BBHW MEDIA GROUP, LLC)

NOTES TO FINANCIAL STATEMENTS

NOTE I – RELATED PARTY TRANSACTIONS

Transactions with related parties during the six months ended June 30, 2012 and 2011 consist of consulting fees and advances to and from the Company. The Company entered into consulting agreements with four members of the Company. Pursuant to the agreements, two members are entitled to annual consulting fees of $100,000 and two members are entitled to annual consulting fees of $25,000 through December 31, 2011. From 2008 through December 31, 2011, the Company has accrued these consulting fees and is making payments as funds are available. The amount due to related parties at June 30, 2012 and December 31, 2011  was $834,371 and $895,845, respectively. Also included in due to related parties are advances to and from these members.

NOTE J – FAIR VALUE MEASUREMENTS

Purchased goodwill of $45,000 and other intangible assets totaling $22,000 were acquired with West Coast Signs (see Note F) and were measured at fair value at the acquisition date using Level 3 inputs determined by the Company’s own data, taking into account all information about market participant assumptions that were reasonably available. The Company has considered the market approach, the discounted cash flow method, and the cost approach to determine the fair values of the assets. These assets are measured at fair value on a nonrecurring basis and are re-measured when the derived fair value is below carrying value. For these assets, the Company does not periodically adjust carrying value to fair value except in the event of impairment. When the Company determines that impairment has occurred, the carrying value of the asset is reduced to fair value and the difference is recorded in the statement of operations. There were no re-measurements of these assets’ fair values during the six months ended June 30, 2012 and 2011.

NOTE K - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2011, the FASB issued new guidance on the presentation of comprehensive income. Specifically, the new guidance requires an entity to present components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive statements. The new guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. While the new guidance changes the presentation of comprehensive income, there are no changes to the components that are recognized in net income or other comprehensive income under current accounting guidance. This new guidance is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of this update did not have a material impact on the financial statements.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTRION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Shareholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

Legal fees and expenses, including registration fees

$

20,000

Accounting fees and expenses

25,000

Total

$

45,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Company’s Articles of Incorporation and Bylaws, as restated or amended, Digital Blue Dog shall indemnify and hold harmless to the fullest extent authorized by Florida law any person made a party or threatened to be made a party to or involved in any proceeding, whether civil, criminal, administrative or investigative, including an action or proceeding by or in the right of Digital Blue Dog to procure a judgment in its favor, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an agent of Digital Blue Dog (including a director or officer of Digital Blue Dog or a person who is or was serving at Digital Blue Dog’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred by such person in connection with such proceeding.

Digital Blue Dog’s Bylaws permits Digital Blue Dog to maintain insurance to protect itself and any director, officer, employee or other agent against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not Digital Blue Dog would have the capacity to indemnify the agent against such liability pursuant to Digital Blue Dog’s Bylaws.

RECENT SALES OF UNREGISTERED SECURITIES

In March, 2012, the Company undertook a private offering of 377,000 shares of its common stock, with an offering price of $0.25 per share.  The proceeds from this offering are to be used to cover further start-up and organizational costs of the Corporation.  This offering was undertaken directly by the Corporation.  The Private Placement was completed in June, 2012, pursuant to Section 4(2), and/or Regulation D, of the Securities Act.  No commissions or fees were paid in connection with the offering.

The class of persons to whom these offerings were made was "sophisticated investors."  As a result, offers were made only to persons that the Company believed, and had reasonable grounds to believe, either (a) have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment, or (b) can bear the economic risks of the proposed investment (that is, at the time of investment, could afford a complete loss).  Additionally, sales were made only to persons whom the Company believed, and had reasonable grounds to believe immediately prior to such sale and upon making reasonable inquiry, (a) are capable of bearing the economic risk of the investment, and (b) either personally possess the requisite knowledge and experience, or, together with their offeree's representative, have such knowledge and experience.

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
3.1	LLC Articles of Formation	Attached
3.2	Articles of Incorporation	Attached
3.3	Bylaws	Attached
5.1	Opinion re Legality and Consent of Attorney	Attached
10.1	Sample Revenue Sharing Agreement	Attached
10.2	Product Development Agreement – Feed the Dog	Attached
10.3	Consulting Agreement with Steve Guarino	Attached
10.4	BBHW Purchase Agreement	Attached
23.1	Consent of Accountant	Attached
23.2	Consent of Attorney	Included in Exhibit 5.1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statement relying on rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporate by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the  Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota, State of Florida, on September 18, 2012.

DIGITAL BLUE DOG, INC.

/s/ John Boyle

John Boyle, CEO, Principal Executive Officer, Principal Accounting Officer,

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ John Boyle

John Boyle, Director, CEO

/s/ Daniel Branch

Daniel Branch, Director, President

/s/ Martin Kern

Martin Kern, Director